UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 13, 2018
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042
www.northropgrumman.com
(Address of principal executive offices and internet site)

(703) 280-2900

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURE	4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 13, 2018, the Compensation Committee and the Board of Directors of Northrop Grumman Corporation (the "Company") approved the following compensation-related actions for the Company's named executive officers.

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Approved the 2018 goals under the Incentive Compensation Plans (the "ICP"). The financial metrics selected for inclusion in the ICP (and their relative weightings) are as follows: pension-adjusted operating margin rate (1/3); cash flow from operations before discretionary pension funding (1/3); and pension-adjusted net income growth (1/3).

•
Awarded Restricted Performance Stock Rights ("RPSR") for the performance period 2018-2020 and approved the metrics for such RPSR awards (and their relative weightings), which will be measured in terms of relative total shareholder return (50%) and cumulative free cash flow before pension funding (50%). These metrics are the same as the metrics selected for 2017. The Board of Directors also approved the award of Restricted Stock Rights ("RSR") that will vest on February 13, 2021. Of the awards granted, 70% were comprised of RPSRs and 30% were comprised of RSRs. Similar to prior years, the Compensation Committee did not award any stock options. There is no material change from 2017 in the terms of the 2018 RPSR and RSR awards for the named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary

Date: February 15, 2018

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